EXHIBIT 99.1

Celebrate Express exploring possible strategic transaction
KIRKLAND, Wash. (April 9, 2008)—Celebrate Express, Inc. (NASDAQ: BDAY), a leading online and catalog retailer of celebration products for families (the “Company”), disclosed that it has been approached by third parties expressing an interest in a possible merger or acquisition involving the Company, and that the Company has engaged Cowen and Company, LLC as financial advisor to the Company in connection with these discussions.
About Celebrate Express, Inc
Celebrate Express is a leading online and catalog retailer of celebration products for families. The Company currently operates two brands: Birthday Express markets children’s party products, and Costume Express markets costumes and accessories. The Company utilizes its branded website Celebrateexpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.
CONTACT: Celebrate Express, Inc.
Evelyn Mackey (Investor Relations)
425-250-1064, ext. 186
invest@celebrateexpress.com